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                                                                     EXHIBIT 23

Exhibit 23. Consent of Independent Certified Public Accountants



           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To:  Heritage Oaks Bancorp


We consent to the incorporation of our report dated January 12, 2001 on the consolidated financial statements of Heritage Oaks Bancorp and Subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, included in its Annual Report on Form 10-KSB for the year ended December 31, 2000.





/s/ VAVRINEK, TRINE, DAY & CO., LLP
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Vavrinek, Trine, Day & Co., LLP
Certified Public Accountants
Rancho Cucamonga, California
March 9, 2001